Exhibit 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Chief Executive Officer

For Immediate Release

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Matt Steinberg
(212) 850-5600

MILLER INDUSTRIES REPORTS 2013 THIRD QUARTER RESULTS AND DECLARES REGULAR QUARTERLY DIVIDEND

CHATTANOOGA, Tennessee, November 6, 2013 – Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the third quarter ended September 30, 2013.

For the third quarter of 2013, net sales were $105.1 million, an increase of 34.8% compared to $78.0 million for the third quarter of 2012. Net income attributable to the Company in the third quarter of 2013 was $2.6 million, or $0.23 per diluted share compared to net income in the prior year period of $2.9 million, or $0.26 per diluted share. The third quarter of 2012 included $1.4 million of income tax benefits from production activity deductions and research and development and other tax credits, which represented approximately $0.12 per diluted share in the quarter.

Gross profit for the third quarter of 2013 was $10.8 million, or 10.3% of net sales, compared to $9.2 million, or 11.8% of net sales, for the third quarter of 2012. For the third quarter of 2013, selling, general and administrative expenses were $6.7 million, or 6.4% of net sales, compared to $6.7 million, or 8.6% of net sales, in the prior year period.

For the nine-month period ended September 30, 2013, net sales were $295.9 million, an increase of 13.7% compared to $260.3 million in the prior year period. The Company reported net income of $6.9 million, or $0.61 per diluted share, for the first nine months of 2013, compared to net income for the first nine months of 2012 of $7.4 million, or $0.66 per diluted share. The first nine months of 2012 included $1.4 million of income tax benefits from production activity deductions and research and development and other tax credits.

- MORE -

MILLER INDUSTRIES REPORTS 2013 THIRD QUARTER RESULTS	PAGE 2

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.14 per share, payable December 16, 2013, to shareholders of record after the market closes on December 9, 2013.

Jeffrey I. Badgley, CEO of the Company, stated, “Our performance in the quarter reflected solid order growth driven by improving commercial markets. In recent months, we have ramped up our production levels and invested in our product development to more fully capitalize on the recovering economic conditions and improved consumer sentiment. As a result, we delivered strong revenue growth by taking advantage of these opportunities across our markets. While the margins were impacted by the product mix during this quarter, we focused on cost controls, which were reflected by SG&A expenses being relatively unchanged, despite the significant increase to net sales in 2013 as compared to a year ago levels.”

Mr. Badgley added, “During the quarter, we continued to deliver on our order with a prime contractor to provide towing and recovery equipment to the French military, an order that will proceed through the end of 2014. We also worked on other more modestly-sized orders in Europe and other areas of the world. Finally, we remain optimistic about our international initiatives to expand our distribution channels across key growth regions.”

Mr. Badgley also noted, “Domestically, we continue to make progress on the Delavan venture. We have begun to produce trailers as we continue to prepare our facility and work force for production increases. Progress has been slower than anticipated. We remain encouraged by the demand levels in the market for the Delavan product.”

Mr. Badgley concluded, “Overall, I am pleased with the progress we made during the quarter and with the results that we have achieved. Although economic conditions are improving, there continue to be uncertainties in the marketplace, and given our limited visibility, we remain cautious on our outlook. Despite these challenges, we will continue to aggressively pursue market opportunities as they emerge while leveraging our costs. As evidenced during the third quarter, we are confident in our approach to our strategic initiatives and believe that our ability to execute on our strategy will drive growth for our future.”

- MORE -

MILLER INDUSTRIES REPORTS 2013 THIRD QUARTER RESULTS	PAGE 3

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, November 7, 2013, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=96653

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through November 15, 2013. The replay number is (877) 344-7529, Passcode 10036087.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. They include statements in this release relating to the future economic activity and demand for our products and our future revenue levels, operating results and growth initiatives, among others. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; the success and timing of existing and additional export and government orders; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; changes in fuel and other transportation costs; the cyclical nature of our industry; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2012, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30			September 30
			%			%
	2013	2012	Change	2013	2012	Change
NET SALES	$105,108	$77,957	34.8%	$295,892	$260,260	13.7%

COSTS OF OPERATIONS	94,280	68,742	37.2%	264,700	229,596	15.3%

GROSS PROFIT	10,828	9,215	17.5%	31,192	30,664	1.7%

OPERATING EXPENSES:

Selling, General and Administrative Expenses	6,749	6,681	1.0%	20,668	20,887	-1.0%

Interest Expense, Net	102	192	-46.9%	253	623	-59.4%

Other (Income) Expense	(11)	(97)	-88.7%	(16)	(800)	-98.0%

Total Operating Expenses	6,840	6,776	1.0%	20,905	20,710	1.0%

INCOME BEFORE INCOME TAXES	3,988	2,439	63.5%	10,287	9,954	3.4%

INCOME TAX PROVISION (BENEFIT)	1,464	(451)	N/A	3,767	2,508	50.2%

NET INCOME	2,524	2,890	-12.7%	6,520	7,446	-12.4%

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	98	—	N/A	331	—	N/A

NET INCOME ATTRIBUTABLE TO MILLER INDUSTRIES, INC.	$2,622	$2,890	-9.3%	$6,851	$7,446	-8.0%

BASIC INCOME PER COMMON SHARE	$0.23	$0.26	-11.5%	$0.61	$0.67	-9.0%

DILUTED INCOME PER COMMON SHARE	$0.23	$0.26	-11.5%	$0.61	$0.66	-7.6%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.14	$0.13	7.7%	$0.42	$0.39	7.7%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,242	11,067	1.6%	11,225	11,052	1.6%
DILUTED	11,325	11,258	0.6%	11,320	11,251	0.6%